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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in the Registration Statements (No. 333-41749, No. 333-41751, No. 333-58651 and No. 333-60537) and in the
Registration Statement dated December 22, 1998 for GROUPMAC Savings Plan on Form S-8 of Group Maintenance America Corporation of our report on the financial statements of Masters, Inc., dated July 24, 1997, appearing in this Form 8-K of Group Maintenance America Corp.

DELOITTE & TOUCHE LLP

Washington, D.C.
December 22, 1998